                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Philip Morris Companies Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                    [LOGO OF PHILIP MORRIS COMPANIES INC.]

                                 PHILIP MORRIS
                                COMPANIES INC.

GEOFFREY C. BIBLE                                               120 PARK AVENUE
CHAIRMAN AND CHIEF EXECUTIVE OFFICER                         NEW YORK, NY 10017

                                                                 March 10, 1997

DEAR STOCKHOLDER:

You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Philip Morris Companies Inc. The meeting will be held at 9:00 a.m. on Thursday, April 24, 1997, at the Philip Morris Manufacturing Center, 3601 Commerce Road, Richmond, Virginia.

At the meeting, we will elect 13 directors and vote on a proposed new long-term incentive plan and the selection of auditors. If presented, we will also vote on three stockholder proposals. There will also be a report on the Company's business, and stockholders will have an opportunity to ask questions.

We anticipate that a large number of stockholders will attend the meeting. As seating is limited, we suggest you arrive by 8:30 a.m., when the auditorium will be opened. If the auditorium is filled, there will be additional seating outside the auditorium from which the proceedings may be viewed. Those needing special assistance at the meeting are requested to write the Corporate Secretary at 120 Park Avenue, New York, New York 10017. IF YOU ARE A REGISTERED STOCKHOLDER AND PLAN TO ATTEND THE MEETING, PLEASE DETACH AND RETAIN THE ADMISSION TICKET AND MAP THAT IS ATTACHED TO THE PROXY CARD. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE AND YOU DO NOT HAVE AN ADMISSION TICKET, PLEASE BRING PROOF OF YOUR SHARE OWNERSHIP TO THE MEETING.

The vote of each stockholder is important. I urge you to sign, date and return the enclosed proxy card as promptly as possible. In this way, you can be sure your shares will be voted, and you will spare your Company the expense of a follow-up mailing.

                                          Sincerely,

                                       /s/ Geoffrey C. Bible


              FOR FURTHER INFORMATION ABOUT THE ANNUAL MEETING,
                          PLEASE CALL 1-800-367-5415

                         PHILIP MORRIS COMPANIES INC.
                                120 Park Avenue
                           New York, New York 10017

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD THURSDAY, APRIL 24, 1997

To the Stockholders of
PHILIP MORRIS COMPANIES INC.:

The Annual Meeting of Stockholders of Philip Morris Companies Inc. will be held on Thursday, April 24, 1997, at the Philip Morris Manufacturing Center, 3601 Commerce Road, Richmond, Virginia, at 9:00 a.m. to:

  (1) Elect 13 directors;

  (2) Approve the proposed 1997 Performance Incentive Plan;

  (3) Ratify the selection of auditors for the fiscal year ending December 31, 1997;

  (4) Vote on three stockholder proposals if presented by their proponents;
  and

  (5) Transact such other business as may properly come before the meeting.

Only holders of record of Common Stock at the close of business on March 4, 1997, will be entitled to vote at the meeting.

                                          G. Penn Holsenbeck
                                          Vice President and Secretary

March 10, 1997

                                PROXY STATEMENT

SOLICITATION OF PROXIES

This proxy statement is furnished by the Board of Directors (the "Board") of Philip Morris Companies Inc., 120 Park Avenue, New York, New York 10017, in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Thursday, April 24, 1997, at 9:00 a.m., at the Philip Morris Manufacturing Center, 3601 Commerce Road, Richmond, Virginia, and at any and all adjournments thereof. Mailing of the proxy statement will commence on or about March 10, 1997. Holders of record of the Company's Common Stock (the "Common Stock") at the close of business on March 4, 1997, will be entitled to one vote for each share held on all matters to come before the meeting. On February 26, 1997, there were outstanding 809,704,063 shares of Common Stock.

On February 26, 1997, the Board approved a three-for-one split of the Common Stock. To effect the split, two additional shares of Common Stock will be distributed on April 10, 1997, for each share of Common Stock held of record at the close of business on March 17, 1997. The additional shares distributed pursuant to the split will not be entitled to vote at this year's Annual Meeting of Stockholders as such shares will not have been outstanding on the record date for the meeting. The share and per share data set forth in the Company's 1996 annual report and in this proxy statement, unless otherwise noted, do not reflect the stock split. After giving effect to the stock split, net earnings per share as reported in the 1996 annual report would have been $2.56, $2.16 and $1.82 for the years ended December 31, 1996, 1995 and 1994, respectively.

A proxy on the enclosed form may be revoked at any time before it has been exercised. Unless the proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board. The proxy will also serve to instruct the administrator of the Company's Dividend Reinvestment and Voluntary Cash Payment Plan and the trustee of each defined contribution plan sponsored by the Company how to vote the plan shares of a participating stockholder or employee.

VOTING AT THE MEETING

A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present.

The election of each nominee for director requires a plurality of the votes cast. In order to be approved, the votes cast for the 1997 Performance Incentive Plan, for the selection of auditors and for each stockholder proposal must exceed the votes cast against such matters. Abstentions and Broker Shares that are not voted on the matter will not be included in determining the number of votes cast.

Stockholders' proxies are received by the Company's independent proxy processing agent, and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual stockholders will be kept confidential, except as necessary to meet legal requirements, in cases where stockholders write comments on their proxy cards or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspectors, but such tallies will provide aggregate figures rather than names of stockholders. The independent inspectors will notify the Company if a stockholder has failed to vote so that he or she may be reminded and requested to do so.

                               ----------------

As used herein, the term "Company" or "Philip Morris" includes Philip Morris Companies Inc. from July 1, 1985, and Philip Morris Incorporated prior to July 1, 1985, and, where appropriate, their subsidiaries.

                             ELECTION OF DIRECTORS

GENERAL INFORMATION

The Board has responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. Members of the Board are kept informed of the Company's businesses by various reports and documents sent to them each month, as well as by operating and financial reports made at Board and committee meetings by the chairman of the board and other officers. In addition, the Board holds an annual two- or three-day meeting to review the Company's Five-Year Plan.

Regular meetings of the Board are held each month, except July. The organizational meeting follows immediately after the Annual Meeting of Stockholders. The Board held eleven regular monthly meetings in 1996.

                               ----------------

COMMITTEES OF THE BOARD

Various committees of the Board have been established to assist it in the discharge of its responsibilities. Those committees are described below. The biographical information on the nominees for director set forth in this proxy statement includes committee memberships currently held by each nominee.

The AUDIT COMMITTEE meets with management, the Company's independent accountants and its internal auditors to consider the adequacy of the Company's internal controls and other financial reporting matters. The Audit Committee recommends to the Board the engagement of the Company's independent accountants, discusses with the independent accountants their audit procedures, including the proposed scope of the audit, the audit results and the accompanying management letters and, in connection with determining their independence, reviews the services performed by the independent accountants. This committee, which also monitors compliance with the Company's Business Conduct Policy, consists of six non-employee directors and met four times in 1996.

The COMMITTEE ON PUBLIC AFFAIRS AND SOCIAL RESPONSIBILITY reviews and monitors the Company's policies, practices and programs with respect to public issues of importance to stockholders, the Company and the general public, to the extent those matters are not the responsibility of other committees of the Board. This committee consists of eleven directors and met four times in 1996.

The COMPENSATION COMMITTEE is responsible for administering the Company's compensation programs and remuneration arrangements for its highest-paid executives, including the chief executive officer, and for reviewing the succession plan for the chief executive officer and other senior executives. The Committee's Report on Executive Compensation appears elsewhere in this proxy statement. The Compensation Committee consists of six non-employee directors and met six times in 1996.

The CORPORATE EMPLOYEE PLANS INVESTMENT COMMITTEE, consisting of five directors and one senior executive, held six meetings in 1996. This committee oversees the investment of certain employee benefit plan assets.

The EXECUTIVE COMMITTEE, consisting of six directors, has authority to act for the Board on most matters during intervals between Board meetings. This committee met once in 1996.

The FINANCE COMMITTEE consists of seven directors and one senior executive and met four times in 1996. It monitors the financial condition of the Company and advises the Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters.

The NOMINATING AND CORPORATE GOVERNANCE COMMITTEE consists of seven non-employee directors and met three times in 1996. This committee reviews the qualifications of candidates for director suggested by Board members, management, stockholders and other sources, considers the performance of incumbent directors in determining whether to nominate them for reelection and recommends to the Board a slate of nominees for election as directors. It advises the Board on all matters concerning corporate governance to the extent these matters are not the responsibility of other committees, assesses the Board's performance and makes recommendations to the Board on the retirement policies for non-employee directors, the functions and duties of the committees of the Board, general Board practices and the Company's relations with its stockholders.

                               ----------------

THE NOMINEES

It is proposed that 13 directors be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected. The Nominating and Corporate Governance Committee has recommended to the Board and the Board has approved the persons named below as management's nominees and, unless otherwise marked, a proxy will be voted for such persons. Each of the nominees currently serves as a director and was elected by the stockholders at the 1996 Annual Meeting. All nominees attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which they served during 1996, except Messrs. Murdoch and Wolf.

Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the By-Laws to reduce the number of directors.

             ELIZABETH E.          Dr. Bailey assumed her present position in
             BAILEY                July 1991, having served from July 1990 to
             John C. Hower         June 1991 as a professor of industrial
             Professor of          administration at Carnegie-Mellon
             Public Policy &       University and as a visiting scholar at the
             Management, The       Yale School of Organization and Management.
             Wharton School of     From 1983 to 1990, she was dean of the
             the University of     Graduate School of Industrial
  [Photo]    Pennsylvania,         Administration of Carnegie-Mellon
             Philadelphia, PA      University. Dr. Bailey serves as a director
                                   of the College Retirement Equities Fund,
                                   CSX Corporation, Honeywell Inc., and as a trustee of The Brookings Institution and the National Bureau of Economic Research.
                                   She is a member of the Audit, Executive, Nominating and Corporate Governance, and
                                   Public Affairs and Social Responsibility
                                   Committees.


             Director since
             1989

             Age: 58
-------------------------------------------------------------------------------

             GEOFFREY C. BIBLE     Employed by the Company continuously since
             Chairman of the       1976, Mr. Bible served Philip Morris
             Board and Chief       International Inc. in various executive
             Executive Officer     capacities from 1976 to 1990, becoming its
                                   President and Chief Executive Officer in
                                   1987. He served as President and Chief
                                   Administrative Officer of Kraft Foods, Inc.
                                   ("Kraft Foods"), from 1990 to 1991,
                                   Executive Vice President, International, of the Company from 1991 to April 1993 and Executive Vice President, Worldwide
                                   Tobacco, from April 1993 to June 1994, when he became President and Chief Executive
                                   Officer. He assumed his present position in February 1995. He is a director of British
                                   Sky Broadcasting Group plc, the New York
                                   Stock Exchange, Inc., Lincoln Center for the Performing Arts, Inc., the
                                   International Tennis Hall of Fame, the
                                   Health Care Chaplaincy and a member of the Board of Trustees of Thunderbird (American
                                   Graduate School of International
                                   Management). Mr. Bible is chairman of the Executive and Finance Committees and a member of the Committee on Public Affairs and Social Responsibility.

             Director since
             1994
  [Photo]

             Age: 59

             MURRAY H. BRING       Employed by the Company continuously since
                                   1988, Mr. Bring had been a partner in Ar-
             Executive Vice        nold & Porter, Washington, DC, since 1967.
             President,            He became Associate General Counsel of the
             External Affairs,     Company in January 1988, Senior Vice Presi-
             and General           dent and General Counsel in July 1988 and
             Counsel               assumed his present position in December
                                   1994. He is a director of the Whitney Mu-seum of American Art, the New York Univer-sity Law Center Foundation, The William J.
                                   Brennan Center for Justice and The New York
                                   City Opera. Mr. Bring is a member of the Committee on Public Affairs and Social Re-sponsibility.

  [Photo]    Director since
             1988


             Age: 62
-------------------------------------------------------------------------------

             HAROLD BROWN          Dr. Brown assumed his present position at
             Counselor, Center     the Center for Strategic and International
             for Strategic and     Studies in July 1992. Previously and from
             International         1984, he was chairman of the Foreign Policy
             Studies,              Institute of the School of Advanced Inter-
             Washington, DC;       national Studies, The Johns Hopkins Univer-
             Partner, Warburg      sity. Dr. Brown has been a partner of
  [Photo]    Pincus & Co., New     Warburg Pincus & Co. since 1990. Dr. Brown
             York, NY, venture     is a director of Alumax Inc., Cummins En-
             capital firm          gine Company, Inc., Evergreen Holdings,
                                   Inc., International Business Machines Cor-poration and Mattel, Inc. Dr. Brown is chairman of the Nominating and Corporate
                                   Governance Committee and a member of the Compensation, Corporate Employee Plans In-vestment, Finance, and Public Affairs and Social Responsibility Committees.


             Director since
             1983

             Age: 69
-------------------------------------------------------------------------------

             WILLIAM H.            Mr. Donaldson assumed his present position
             DONALDSON             with Donaldson, Lufkin & Jenrette in Octo-
             Co-founder and        ber 1995. He has been chairman of Donaldson
             Senior Advisor,       Enterprises, Inc., since June 1995. Previ-
             Donaldson, Lufkin     ously and from 1991, he was chairman and
             & Jenrette, New       chief executive officer of the New York
             York, NY,             Stock Exchange, Inc., and from 1980 until
             investment            1991, he was chairman and chief executive
  [Photo]    banking firm;         officer of Donaldson Enterprises, Inc. He
             Chairman,             serves as a director of Aetna Inc., Honey-
             Donaldson             well, Inc., the Committee for Economic De-
             Enterprises,          velopment, Lincoln Center for the Perform-
             Inc., New York,       ing Arts, Inc., and as a trustee for the
             NY, private           Marine Corps University Foundation, Car-
             investment firm       negie Endowment for International Peace and
                                   the New York City Police Foundation. He
                                   also serves as chairman of the Yale School of Management Advisory Board. Mr. Donaldson is chairman of the Corporate Employee Plans
                                   Investment Committee and a member of the Audit, Executive, Finance, and Nominating and Corporate Governance Committees.


             Director since
             1979

             Age: 65
-------------------------------------------------------------------------------

             JANE EVANS            Ms. Evans assumed her present position in
             President and         April 1995, having served as vice president
             Chief Operating       and general manager, Home & Personal Serv-
             Officer, SmartTV,     ices Division of U.S. West Communications,
             Burbank, CA,          Inc., from 1991 to 1995. From 1989 until
             portable              1991, she was president and chief executive
             interactivity and     officer of the InterPacific Retail Group.
             electronic            Ms. Evans serves as a director of BancOne-
  [Photo]    commerce              Arizona Corp., Edison Brothers Stores,
                                   Inc., Georgia-Pacific Corporation and Kauf-man and Broad Home Corporation. She is chair of the Committee on Public Affairs and Social Responsibility and a member of the Corporate Employee Plans Investment and
                                   Nominating and Corporate Governance Commit-tees.


             Director since
             1981

             Age: 52
-------------------------------------------------------------------------------

             ROBERT E. R.          Mr. Huntley retired as counsel to the law
             HUNTLEY               firm of Hunton & Williams in December 1995,
             Retired lawyer,       a position he had held since December 1988.
             educator and          Previously, Mr. Huntley had served as
             businessman           chairman, president and chief executive of-
                                   ficer of Best Products Co., Inc., professor of law at Washington and Lee School of Law and president of Washington and Lee Univer-sity. Mr. Huntley serves as a director of 360 Communications Corporation. He is chairman of the Audit Committee and a mem-ber of the Compensation, Finance, and Pub-lic Affairs and Social Responsibility Com-mittees.

             Director since
             1976
  [Photo]

             Age: 67

-------------------------------------------------------------------------------


             RUPERT MURDOCH        Mr. Murdoch became publisher of News Lim-
             Chairman and          ited of Australia in 1954 and in 1959 as-
             Chief Executive       sumed the position of chief executive of
             of The News           the subsequently formed parent company, The
             Corporation           News Corporation Limited, the interests of
             Limited, New          which include TV Guide and Fox Broadcasting
             York, NY,             Company in the United States and The Times
  [Photo]    publishing,           and Sunday Times in the United Kingdom. He
             motion pictures       is a director of MCI Communications Corpo-
             and television        ration and British Sky Broadcasting Group
                                   plc. Mr. Murdoch is a member of the Compen-sation, Executive, and Public Affairs and Social Responsibility Committees.


             Director since
             1989

             Age: 65

-------------------------------------------------------------------------------


             JOHN D. NICHOLS       Mr. Nichols retired as chairman of Illinois
             Retired; formerly     Tool Works Inc., in May 1996, a position he
             Chairman,             had held since 1986. He had been chief ex-
             Illinois Tool         ecutive officer from 1982 to September
             Works Inc.,           1995. He serves as a director of Grand Ea-
             Glenview, IL,         gle Companies Inc., Household International
             engineered            Corporation, Rockwell International Corpo-
  [Photo]    components and        ration, Stone Container Corporation, and
             industrial            Junior Achievement of Chicago, as a trustee
             systems and           of the Chicago Community Trust, the Lyric
             consumables           Opera of Chicago, the Museum of Science and
                                   Industry, and the Chicago Symphony Orches-tra, as a member of the Board of Overseers for Harvard University, and as chairman of the Art Institute of Chicago. He is a mem-ber of the Finance, Nominating and Corpo-rate Governance, and Public Affairs and So-cial Responsibility Committees.


             Director since
             1992

             Age: 66
-------------------------------------------------------------------------------


             RICHARD D.            Mr. Parsons assumed his present position in
             PARSONS               February 1995. Previously, he had been
             President, Time       chief executive officer of Dime Bancorp,
             Warner Inc., New      Inc. (formerly The Dime Savings Bank of New
             York, NY, media       York, FSB), from July 1990, having served
             and entertainment     as president and chief operating officer
                                   from July 1988. He became chairman in 1991.
                                   From 1979 to July 1988, he had been a part-ner in the law firm of Patterson, Belknap, Webb & Tyler. Mr. Parsons also serves as a director of Citicorp, the Federal National
                                   Mortgage Association, Time Warner Inc., the
                                   Metropolitan Museum of Art, Lincoln Center for the Performing Arts, Inc., and the Rockefeller Brothers Fund, and as a trustee of Howard University. He is a member of the Audit, Compensation, Executive, Nominating and Corporate Governance, and Public Af-fairs and Social Responsibility Committees.

             Director since
  [Photo]    1990


             Age: 48
-------------------------------------------------------------------------------

             ROGER S. PENSKE       Mr. Penske has been chairman and chief ex-
                                   ecutive officer of Penske Corporation since
             Chairman and          1969. He is also chairman and chief execu-
             Chief Executive       tive officer of Penske Motorsports, Inc.,
             Officer, Penske       Detroit Diesel Corporation and Penske Truck
             Corporation,          Leasing Corporation. Mr. Penske serves as a
             transportation        director of General Electric Company and
             and automotive        Gulfstream Aerospace Corporation, and as a
  [Photo]    services, Penske      trustee of the Henry Ford Museum and
             Motorsports,          Greenfield Village. He is a member of the
             Inc., Penske          Finance and Public Affairs and Social Re-
             Truck Leasing         sponsibility Committees.
             Corporation and
             Detroit Diesel
             Corporation,
             Detroit, MI


             Director since
             1991

             Age: 59
-------------------------------------------------------------------------------

             JOHN S. REED          Mr. Reed assumed his present positions with
             Chairman of           Citicorp and Citibank, N.A., in 1984. He
             Citicorp and          also serves as a director of Monsanto Com-
             Citibank, N.A.,       pany, as a member of the Corporation, Mas-
             New York, NY          sachusetts Institute of Technology, and as
                                   a trustee of the Rand Corporation, the
                                   Spencer Foundation and Memorial Sloan-
                                   Kettering Cancer Center. He is chairman of the Compensation Committee and a member of the Audit, Corporate Employee Plans Invest-ment, Executive, Finance, and Nominating and Corporate Governance Committees.

             Director since
             1975
  [Photo]

             Age: 58


-------------------------------------------------------------------------------

             STEPHEN M. WOLF
                                   Mr. Wolf assumed his present position in
             Chairman and          January 1996. Previously and from August
             Chief Executive       1994, he was senior advisor in the invest-
             Officer of US         ment banking firm of Lazard Freres & Co.
             Airways Group,        LLC. Previously and from 1987, he was
             Inc. and US           chairman and chief executive officer of UAL
             Airways, Inc.,        Corporation and United Air Lines, Inc. He
  [Photo]    Arlington, VA         serves as a director of R.R. Donnelley &
                                   Sons Company and as a trustee of Northwest-ern University, The Brookings Institution and the Rush-Presbyterian-St. Luke's Medi-cal Center. He is a member of the Audit, Compensation, Corporate Employee Plans In-vestment, and Public Affairs and Social Re-sponsibility Committees.


             Director since
             1993

             Age: 55
-------------------------------------------------------------------------------

COMPENSATION OF DIRECTORS

Directors who are full-time employees of the Company receive no additional compensation for services as a director. Non-employee directors receive an annual retainer of $40,000 (effective July 1, 1996) and fees of $1,000 for each Board meeting attended, $1,000 ($2,000 for the chairman) for each meeting attended of the Board Committees described above, and $500 ($1,000 for the chairman) for each other committee meeting attended. The chairmen of the Audit and Compensation Committees receive a $10,000 annual retainer for additional services rendered in that capacity, while the other Board committee chairmen receive annual retainers of $5,000.

Each non-employee director receives an annual share distribution equal to the lesser of (i) 400 shares, or (ii) that number of shares of Common Stock having an aggregate fair market value equal to 100% of the annual retainer fee paid during the preceding 12 months. On May 1, 1996, each eligible director received 287 shares of Common Stock.

A non-employee director may elect to defer meeting fees and all or part of the annual retainer. Deferred amounts are "credited" to an unfunded account and may be "invested" in seven "investment choices," including a Common Stock equivalent account. These "investment choices" parallel the investment options offered to employees under the Philip Morris Deferred Profit-Sharing Plan and determine the "earnings" that are credited for bookkeeping purposes to a director's account. Subject to certain restrictions, a director is permitted to take cash distributions, in whole or in part, from his or her account either prior to or following termination of service.

The Company has entered into employment agreements with each of its officer-directors as described below under "Executive Compensation--Employment Contracts, Termination of Employment and Change of Control Arrangements."

                            EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

TO OUR STOCKHOLDERS:

The Compensation Committee is responsible for administering total compensation programs that are designed to:

  . Support the Company's efforts to develop world-class leaders;

  . Match the Company's compensation plans to its business strategies, as well as the external business environment;

  . Maximize profitability through growth and efficiency, balancing appropriately the short-term and long-term goals of the Company;

  . Emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and objectives; and

  . Align the interests of managers with those of stockholders through the use of equity-based incentive awards to link a significant portion of compensation to stock performance.

The Committee considered the following factors with respect to its actions in 1996:

  . The financial performance of the Company, as measured by total stockholder return, earnings per share growth, return on equity, volume growth and cost reductions and implementation of strategic initiatives with respect to targeted acquisitions and divestitures.

  . The need to address issues of employee retention and the challenging legal, legislative and regulatory environment within which the Company operates.

  . The improvement in key quantitative measures of Company performance during the tenure of the chairman and chief executive officer.

The Committee believes that the actions undertaken in 1996 with respect to the Company's compensation programs, as discussed below, met its objectives.

The Committee relates total compensation levels for the Company's executive officers to the compensation paid to executives of the Peer Group of companies set forth on page 12 (the "Peer Group"). All elements of compensation are valued when making comparisons with the Peer Group. In addition, the Committee takes into account both the performance and size of the Company relative to the performance and size of the companies in the Peer Group.

The Committee believes that compensation for executive officers should be linked to Company performance for incentive plan purposes. Accordingly, total compensation is targeted for the upper, or fourth, quartile of compensation paid to executives of the Peer Group when Company performance exceeds the median of the Peer Group. When Company performance is at or near the median of the Peer Group, total compensation is targeted at or near the median of the Peer Group.

In evaluating Company performance, the Committee considers a number of quantitative and qualitative factors, including total stockholder return, return on equity, and earnings per share ("EPS") growth. For 1996, the overall Company performance is in the upper, or fourth, quartile of the Peer Group. Based on the most recent information available, total compensation for the executive officer group ranked in the upper, or fourth, quartile relative to the compensation paid by the Peer Group.

To achieve a further correlation between executive compensation and performance, approximately two-thirds of the compensation awarded to the executive officer group in 1996 was at-risk incentive compensation directly related to the performance of the Company and its business units. This includes annual cash bonuses and long-term incentive stock awards. By design, the majority of executive officers' at-risk compensation consists of equity-based compensation.

BASE SALARY. Base salary, which is designed to comprise approximately one-quarter of total compensation for the executive officer group, is based on a qualitative evaluation of a variety of factors, including level of responsibility, time in position, prior experience and individual performance, and a quantitative comparison to salaries paid within the Peer Group.

ANNUAL INCENTIVES. Annual cash bonuses are provided to senior executives and middle-management employees. Early in 1996, the Committee approved a compensation formula based on EPS to determine the annual incentive awards for those officers (the "covered officers") whose compensation may be subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code ("IRC") (including those named in the Summary Compensation Table).

The annual incentive payments for 1996 for the remaining participants were based upon a qualitative evaluation of corporate and business unit performance. Specific weights were not assigned to the factors considered. At the corporate level, the performance factors were cash flow, return on equity, net earnings and EPS as measured against the prior year, as well as against the annual business plan. Comparisons with the Peer Group and certain strategic measures, such as portfolio management, response to the regulatory and litigation environment, and management development were also considered. At the business unit level, volume, return on assets, cash flow, operating income and strategic measures were measured against the prior year and the annual business plan.

In 1996, awards to the covered officers were based upon the Company's exceeding the EPS goal and the Committee's subjective assessment of each executive's individual contribution. For the other corporate participants, goals were exceeded and bonuses were awarded accordingly. Performance varied across the individual business units, and bonuses were awarded at, above or below target levels accordingly.

LONG-TERM INCENTIVES. The Company's 1992 Incentive Compensation and Stock Option Plan (the "1992 Incentive Plan") provides that stock options, restricted stock, and long-term performance awards may be granted to key executives who contribute to the management, growth and profitability of the Company. As described, beginning on page 19, the 1992 Incentive Plan will expire April 30, 1997, and the Company is requesting stockholder approval of a new long-term incentive plan.

  . STOCK OPTIONS. In 1996, the Committee targeted its stock option award guidelines at the 65th percentile of the Peer Group. The size of actual stock option awards was adjusted upward or downward based on a subjective evaluation of individual contribution and potential.

  . PREMIUM-PRICED STOCK OPTIONS. On January 30, 1996, the Committee awarded premium-priced stock options to 51 senior executives, including four of the executive officers named in the Summary Compensation Table. The purpose of the award was to focus the senior management team on delivering superior stockholder value. The options were granted at an exercise price of $120 per share, which was approximately 28% above the fair market value of the Common Stock on the date of grant. The size of the individual option awards was based on the Committee's subjective assessment of individual potential and contribution.

COMPENSATION OF THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. No adjustment to Mr. Bible's base salary was made in 1996. Mr. Bible's base salary ranks in the top quartile of base salaries paid to chief executive officers in the Peer Group.

Mr. Bible earned an annual incentive bonus for 1996 in accordance with the formula established at the beginning of the year that is applicable to all covered officers. Mr. Bible's bonus ranks in the upper, or fourth, quartile of bonuses paid to the chief executive officers of the Peer Group.

The Committee awarded Mr. Bible a restricted stock grant for 60,000 shares to recognize Mr. Bible's outstanding contribution to the performance of the Company and to further the Committee's stated objective of aligning Mr. Bible's interests with those of stockholders through the use of equity-based incentive awards. The restricted shares vest 100% during the year of retirement at age 65.

At the same time that options were granted to other participants in the 1992 Incentive Plan, the Committee granted to Mr. Bible a ten-year, nonqualified stock option for 200,000 shares of Common Stock, with an exercise price equal to the fair market value on the date of grant. The factors considered in determining the size of Mr. Bible's award were the stock option guidelines established for all plan participants, Mr. Bible's performance with respect to the achievement of key strategic, financial and management development objectives, and Mr. Bible's stock awards relative to the chairmen and chief executive officers of the Peer Group. The Committee also considered, as an additional reference point, stock awards to chief executive officers at other Fortune 100 companies.

As discussed above, one of the factors considered in determining the size of Mr. Bible's restricted stock and stock option grants was Mr. Bible's outstanding contribution to the performance of the Company and the marked improvement in key quantitative measures of the Company's performance. The table below sets forth measures of the Company's financial performance for 1996 and shows the compounded annualized rate of change in those measures from the 12-month period preceding Mr. Bible's tenure as chief executive officer, which began on June 20, 1994.

                                            12 MONTHS ENDED      COMPOUNDED
                                            -----------------  ANNUALIZED RATE
        ELEMENT OF COMPANY PERFORMANCE      6/30/94  12/31/96     OF CHANGE
        ------------------------------      -------  --------  ---------------
   . Net Earnings (in millions)............ $ 3,709  $ 6,303     +23.6%/year
   . Operating Cash Flow (in millions).....   6,633    7,707      +6.2%/year
   . Market Value at End of Period (in
      millions)............................  44,700   91,581     +33.2%/year
   . Annualized Dividend Rate Per Share....    2.76     4.80     +24.8%/year
   . Earnings Per Share....................    4.25     7.68     +26.7%/year
   . Return on Equity......................    30.9%    44.7%   +13.8 points(1)

--------
(1) Total percentage-point increase.

Mr. Bible's long-term incentive compensation awards rank in the upper quartile of awards made to the chairmen and chief executive officers of the Peer Group. The amount of his total compensation also places him in the upper quartile relative to the Peer Group.

POLICY WITH RESPECT TO QUALIFYING COMPENSATION FOR DEDUCTIBILITY. Section 162(m) of the IRC generally limits to $1,000,000 the annual tax-deductible compensation paid to a covered officer. However, the limitation does not apply to performance-based compensation, provided certain conditions are satisfied.

The Company's policy is generally to preserve the federal income tax deductibility of compensation paid. Accordingly, the Company has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive, long-term performance, restricted stock, and stock option awards. However, notwithstanding the Company's general policy, the Committee has authorized and will continue to retain the authority to authorize payments that may not be deductible if it believes that this is in the best interests of the Company and its stockholders. The Committee determined, after an analysis of competitive practice and a thorough review of alternatives, that it was appropriate to continue to pay Mr. Bible a base salary in excess of $1,000,000. This action will cause a portion of his compensation to exceed the $1,000,000 deductibility limit. Certain other elements of annual compensation, such as perquisites, dividends paid in cash on restricted stock, payments related to reducing unfunded retirement benefits, tax reimbursements and income resulting from payments made pursuant to plans that do not discriminate in favor of executive officers, may cause a portion of covered officers' income to exceed the deductibility limit.

                         Compensation Committee:
                         John S. Reed, Chairman
                         Harold Brown
                         Robert E. R. Huntley
                         Rupert Murdoch
                         Richard D. Parsons
                         Stephen M. Wolf

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

The following graph compares the cumulative total stockholder return on Philip Morris Common Stock for the last five years with the cumulative total return for the same period of the Peer Group(/1/), S&P 500 Index and S&P 500 Foods, S&P 500 Beverages (Alcoholic) and S&P 500 Tobacco Indices(/2/). The graph assumes the investment of $100 in Philip Morris Common Stock, the Peer Group, the S&P 500 Index and the S&P 500 Food/Beverages/Tobacco Indices on December 31, 1991 and reinvestment of all dividends.

As can be seen in the graph, Philip Morris' five-year cumulative total stockholder return has been affected by the Company's domestic tobacco pricing and promotional strategy implemented during 1993 to preserve and increase stockholder value over the long-term. As a result of these actions, Philip Morris emerged as a stronger, more competitive company. Philip Morris' five-year cumulative total stockholder return is above the S&P 500 Food/Beverages/Tobacco Indices.

In addition to the creation of stockholder value, the Company's executive compensation program is based on financial and strategic results as discussed in the Compensation Committee Report on Executive Compensation.

          [Chart for Comparison of Five-Year Cumulative Total Return]

                            [Plot Points for Chart]

                            1991     1992     1993     1994     1995     1996
PHILIP MORRIS              $100.00  $ 99.04  $ 75.02  $ 81.90  $134.68  $176.35
PEER GROUP                  100.00    96.96   101.35   110.52   158.09   205.39
S&P 500                     100.00   107.61   118.41   120.01   164.95   202.73
S&P FOOD/BEV/TOBACCO        100.00   100.23    95.05   104.27   132.83   156.77

--------
(1) The Peer Group consists of the following companies, selected on the basis of size, complexity and return to stockholders: American Brands, Inc., American Home Products Corporation, Amoco Corporation, Anheuser-Busch Companies, Inc., ARCO, The Boeing Company, Bristol-Myers Squibb Company, Chevron Corporation, The Coca-Cola Company, ConAgra, Inc., CPC International, Inc., E.I. du Pont de Nemours and Company, Exxon Corporation, General Electric Company, General Mills, Inc., H.J. Heinz Company, International Business Machines Corporation, Johnson & Johnson, Merck & Company, Inc., Mobil Corporation, PepsiCo, Inc., Pfizer, Inc., The Procter & Gamble Company, RJR Nabisco, Inc., Sara Lee Corporation and Texaco, Inc.
(2) No standardized industry index is considered a comparable peer group. The following companies constitute the S&P 500 Foods, S&P 500 Beverages (Alcoholic) and S&P 500 Tobacco Indices: Adolph Coors Company, American Brands, Inc., Anheuser-Busch Companies, Inc., Archer-Daniels-Midland Company, Brown-Forman Corporation, Campbell Soup Company, ConAgra, Inc., CPC International, Inc., General Mills, Inc., H.J. Heinz Company, Hershey Foods Corporation, Kellogg Company, The Quaker Oats Company, Ralston Purina Company, Sara Lee Corporation, The Seagram Company, Ltd., Unilever N.V., UST Inc., and Wm. Wrigley Jr. Company. Although the Company is a component of the S&P 500 Tobacco Index, it has been excluded for the purpose of this presentation.

SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM COMPENSATION
                                                                -----------------------------------
                                    ANNUAL COMPENSATION                  AWARDS            PAYOUTS
                              --------------------------------  ------------------------- ---------
                                                                               SECURITIES            ALL OTHER
   NAME AND PRINCIPAL                             OTHER ANNUAL    RESTRICTED   UNDERLYING           COMPENSATION
        POSITION         YEAR  SALARY     BONUS   COMPENSATION  STOCK VALUE(1)  OPTIONS     LTIP        (2)
   ------------------    ---- --------- --------- ------------  -------------- ---------- --------- ------------
                                  $         $          $              $           SHS.        $          $
Geoffrey C. Bible....... 1996 1,250,000 1,562,500    39,191(3)    5,700,000     200,000         -0-   187,500
 Chairman of the Board   1995 1,125,000 1,350,000    21,929             -0-     140,000         -0-   157,657
  and Chief Executive    1994   875,000 1,000,000    29,472       3,900,000     500,000   1,660,000   113,909
  Officer
Murray H. Bring......... 1996   695,000   800,000    22,022(3)          -0-     200,000         -0-   104,250
 Executive Vice          1995   650,000   650,000     1,380             -0-      60,000         -0-    91,090
  President,             1994   535,962   600,000     1,601       2,600,000         -0-     707,785    69,772
 External Affairs, and
 General Counsel
James M. Kilts.......... 1996   725,000   650,000     2,430             -0-     120,000         -0-   108,750
 Executive Vice          1995   725,000   615,000   129,120(4)    1,639,000      65,000         -0-   101,601
  President,             1994   603,077   575,000     3,057       1,248,000         -0-   1,139,939    34,630
 Worldwide Food
William H. Webb......... 1996   618,750   690,000    18,384(3)          -0-     120,000         -0-    92,813
 President and Chief     1995   575,000   600,000       -0-       1,490,000      60,000         -0-    80,903
 Executive Officer,      1994   504,807   500,000       -0-       1,144,000         -0-     993,890    65,416
 Philip Morris
  International Inc.
Robert S. Morrison...... 1996   668,269   590,000     1,205(3)          -0-      95,000         -0-    38,586
 Chairman and Chief      1995   635,000   460,000   119,816(4)    1,341,000      55,000         -0-    34,029
 Executive Officer,      1994   573,077   360,000     1,074       1,248,000         -0-     853,158    30,680
 Kraft Foods, Inc.

-------
(1) Dollar values of awards are based on the closing price of Common Stock on the date of grant. The restricted stock awards reflected in the table, together with shares resulting from the reinvestment of dividends thereon, will vest in the year of retirement at age 65, unless otherwise determined by the Compensation Committee. Dividends on the restricted stock awards, otherwise payable in cash to the covered officers, are paid in additional shares of restricted stock with the exception of dividends from the 1996 award to G. C. Bible, which are paid in cash. At December 31, 1996, each of the named executives officers held shares of restricted stock, with a value at such date as follows: G. C. Bible, 143,514 shares, $16,217,082; M. H. Bring, 54,933 shares, $6,207,429; J. M. Kilts, 49,654 shares, $5,610,902; W. H. Webb,
44,996 shares, $5,084,548; R. S. Morrison, 42,000 shares, $4,746,000.
(2) The amounts in this column consist of allocations to defined contribution plans. The Company provides funding for individual trusts for the covered officers and certain other employees with vested accrued benefits under nonqualified supplemental retirement plans. During 1996, $324,230, less applicable tax withholding, was deposited in an individual trust for Mr. Morrison to provide funding for allocations to Kraft Foods supplemental defined contribution plans for prior years and for earnings credited through the end of 1995 on such allocations. The funding of these amounts is not intended to increase total promised benefits.
(3) Other annual compensation for 1996 includes reimbursement for taxes on a portion of the earnings on assets held in trusts of individual officers. These trust assets offset amounts otherwise payable by the Company for vested benefits under supplemental retirement plans and are not intended to increase total promised benefits.
(4) The amounts include payments for termination of an executive club membership program and related taxes, for the following named executive officers: J. M. Kilts, $60,482, related taxes $55,317; R. S. Morrison, $60,000, related taxes $30,000.

1996 OPTION GRANTS

                         NUMBER OF   PERCENT OF
                           SHARES   TOTAL OPTIONS
                         UNDERLYING  GRANTED TO
                          OPTIONS   EMPLOYEES IN  EXERCISE                        GRANT DATE
NAME                      GRANTED    FISCAL YEAR    PRICE   EXPIRATION DATE(1) PRESENT VALUE(2)
----                     ---------- ------------- --------- ------------------ ----------------
Geoffrey C. Bible.......  200,000       2.65%     $104.6875  June 23, 2006        $5,768,000
Murray H. Bring.........  100,000       1.33       120.0000  January 30, 2003        994,000
                          100,000       1.33       104.6875  June 23, 2006         2,884,000
James M. Kilts..........   65,000       0.86       120.0000  January 30, 2003        646,100
                           52,500       0.70       104.6875  June 23, 2006         1,514,100
                            2,500       0.03        88.3125  March 24, 2006           48,225
William H. Webb.........   65,000       0.86       120.0000  January 30, 2003        646,100
                           55,000       0.73       104.6875  June 23, 2006         1,586,200
Robert S. Morrison......   50,000       0.66       120.0000  January 30, 2003        497,000
                           45,000       0.60       104.6875  June 23, 2006         1,297,800

--------
(1) Options that expire on June 23, 2006, and on March 24, 2006, are not exercisable until one year after the date of grant. However, in the event of death, permanent disability or retirement, the Compensation Committee has the discretion to accelerate vesting. The options awarded to Messrs. Bring, Kilts, Webb and Morrison that expire on January 30, 2003 were awarded with an exercise price that was approximately 28% above the fair market value of the Company's Common Stock on the date of the award. These premium-priced options are exercisable in 20% increments over a five-year period in the case of Messrs. Kilts, Webb and Morrison, and in 20% increments over the first three years and 40% in the fourth year in the case of Mr. Bring. The Compensation Committee has no discretion to accelerate the vesting of these premium-priced options in the event of death, permanent disability or retirement.
(2) In accordance with the Securities and Exchange Commission rules, grant date present value is determined using the Black-Scholes Model. The Black-Scholes Model is a complicated mathematical formula widely used to value exchange-traded options. However, stock options granted by the Company are long-term, non-transferable and subject to vesting restrictions, while exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant and the term of the option. In calculating the grant date present values set forth in the table, volatility was based on the daily stock market quotations for the one-year period preceding the grant date, yield was based on an annual dividend rate of $4.00 per share (the dividend rate in effect at the time the options were granted) and the risk-free rate of return was fixed at the rate for a ten-year U.S. Treasury Note for the month of grant as reported in the Federal Reserve Statistical Release H.15(159). The following assumptions were used in the table:

                                               BLACK-SCHOLES
                                             MODEL ASSUMPTIONS
                            ----------------------------------------------------
                                                        RISK-FREE
EXPIRATION DATE             VOLATILITY DIVIDEND YIELD RATE OF RETURN OPTION TERM
---------------             ---------- -------------- -------------- -----------
June 23, 2006..............   23.291%       3.82%          6.91%      10 years
January 30, 2003...........   19.162        4.26           5.54        7 years
March 24, 2006.............   22.367        4.53           6.27       10 years

  Consequently, the grant date present values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, an optionee will realize will depend on the excess of market value of the Common Stock over the exercise price on the date the option is exercised.

1996 OPTION EXERCISES AND YEAR-END VALUES

                                                TOTAL NUMBER OF
                          NUMBER               SHARES UNDERLYING     TOTAL VALUE OF UNEXERCISED
                            OF                UNEXERCISED OPTIONS       IN-THE-MONEY OPTIONS
                          SHARES                    HELD AT                    HELD AT
                         ACQUIRED            DECEMBER 31, 1996(1)       DECEMBER 31, 1996 (1)
                            ON     VALUE   ------------------------- ----------------------------
NAME                     EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE   UNEXERCISABLE
----                     -------- -------- ----------- ------------- ------------- --------------
Geoffrey C. Bible.......     -0-  $    -0-   950,720      200,000      $47,524,434    $1,662,500
Murray H. Bring.........  22,000   957,000   145,640      200,000        6,862,487       831,250
James M. Kilts..........     -0-       -0-   214,980      120,000       11,302,210       498,125
William H. Webb.........  25,630   629,475   100,760      120,000        4,897,342       457,188
Robert S. Morrison......     -0-       -0-   171,080       95,000        8,521,900       374,063

--------
(1) Based on the closing price of the Common Stock of $113.00 on December 31, 1996.

PENSION PLAN TABLE--PHILIP MORRIS RETIREMENT PLAN

 FIVE-YEAR
  AVERAGE                           YEARS OF SERVICE (1)
   ANNUAL       ----------------------------------------------------------------------
COMPENSATION       15            20             25             30             35
------------    --------     ----------     ----------     ----------     ----------
 $  500,000     $129,931     $  173,242     $  216,552     $  259,863     $  303,173
    750,000      195,556        260,742        325,927        391,113        456,298
  1,000,000      261,181        348,242        435,302        522,363        609,423
  1,250,000      326,806        435,742        544,677        653,613        762,548
  1,500,000      392,431        523,242        654,052        784,863        915,673
  1,750,000      458,056        610,742        763,427        916,113      1,068,798
  2,000,000      523,681        698,242        872,802      1,047,363      1,221,923
  2,250,000      589,306        785,742        982,177      1,178,613      1,375,048
  2,500,000      654,931        873,242      1,091,552      1,309,863      1,528,173
  2,750,000      720,556        960,742      1,200,927      1,441,113      1,681,298
  3,000,000      786,181      1,048,242      1,310,302      1,572,363      1,834,423

--------
(1) At February 1, 1997, Messrs. Bible, Bring, Kilts and Webb had accredited service of 13, 20, 2 and 31 years, respectively.

Messrs. Bible, Bring, Kilts and Webb are eligible for benefits under the tax-qualified Philip Morris Salaried Employees Retirement Plan and one or more supplemental nonqualified pension plans (collectively, the "Retirement Plan"). The Retirement Plan is a noncontributory plan maintained for the benefit of certain employees of the Company. The Retirement Plan provides for fixed retirement benefits in relation to the participant's years of accredited service, five-year average annual compensation (the highest average annual compensation during any period of five consecutive years out of ten years preceding retirement) and applicable Social Security covered compensation amount. Allowances are payable upon retirement at the normal retirement age of 65 and at earlier ages. Compensation includes the amount shown as annual salary and bonus in the Summary Compensation Table. At December 31, 1996, five-year average annual compensation for Mr. Bible was $1,713,500; Mr. Bring, $987,892; Mr. Kilts, $1,025,027; and Mr. Webb, $869,725.

  Examples of annual retirement allowances payable under the Retirement Plan are set forth in the above table. The examples, which assume retirement at the normal retirement age of 65, are based upon the Social Security covered compensation amount in effect for an employee attaining age 65 in calendar year 1996. Mr. Bible is also eligible to receive a retirement benefit under the retirement plan of a Swiss subsidiary of the Company and under a domestic nonqualified supplemental plan coordinated with the Swiss plan. At his current annual salary, upon retirement at age 65, he would receive, in addition to the retirement allowances payable to him under the Retirement Plan and the

Kraft Foods Retirement Plan (see below), an annual benefit of SFr. 498,231 (approximately $350,107 on February 1, 1997). The Company provides funding for individual trusts for the covered officers and certain other employees with vested accrued benefits under nonqualified supplemental retirement plans. During 1996, $560,752, less applicable tax withholding, was deposited in an individual trust for Mr. Bring, with respect to benefits previously accrued under Philip Morris supplemental pension plans. This amount offsets benefits previously accrued and does not increase total promised benefits.

PENSION PLAN TABLE--KRAFT FOODS RETIREMENT PLAN

   FIVE-
YEAR AVERAGE                        YEARS OF SERVICE (1)
   ANNUAL       ----------------------------------------------------------------------
COMPENSATION       15            20             25             30             35
------------    --------     ----------     ----------     ----------     ----------
 $  500,000     $123,977     $  165,302     $  206,628     $  247,953     $  260,453
    750,000      186,789        249,052        311,315        373,578        392,328
  1,000,000      249,602        332,802        416,003        499,203        524,203
  1,250,000      312,414        416,552        520,690        624,828        656,078
  1,500,000      375,227        500,302        625,378        750,453        787,953
  1,750,000      438,039        584,052        730,065        876,078        919,828
  2,000,000      500,852        667,802        834,753      1,001,703      1,051,703
  2,250,000      563,664        751,552        939,440      1,127,328      1,183,578
  2,500,000      626,477        835,302      1,044,128      1,252,953      1,315,453
  2,750,000      689,289        919,052      1,148,815      1,378,578      1,447,328
  3,000,000      752,102      1,002,802      1,253,503      1,504,203      1,579,203

--------
(1) At February 1, 1997, Messrs. Bible, Kilts and Morrison had accredited service of 1, 9 and 13 years, respectively.

Messrs. Bible, Kilts and Morrison are eligible for benefits under the tax-qualified Kraft Foods Retirement Plan and a supplemental nonqualified Kraft Foods pension plan (collectively, the "Kraft Foods Retirement Plan"). The Kraft Foods Retirement Plan provides for fixed retirement benefits in relation to the participant's years of service, five-year average annual compensation (the highest average annual compensation during any period of five consecutive years out of the ten years preceding retirement) and applicable Social Security covered compensation amount. Compensation includes the amount shown as annual salary and bonus in the Summary Compensation Table. At December 31, 1996, five-year average annual compensation for Mr. Bible was $1,713,500; for Mr. Kilts, $1,025,027; and for Mr. Morrison, $905,934. The fixed retirement benefit is also dependent upon the periods of service prior to January 1, 1989, in which the participant elected to make contributions.

Examples of annual pension benefits payable under the Kraft Foods Retirement Plan are set forth in the above table. The examples, which assume retirement at age 62 or later, are based on the Social Security covered compensation amount in effect for an employee attaining age 65 in calendar year 1996. Since participant contributions could be substantial in individual cases, the benefit amounts shown in the table may be attributable in certain instances to participant contributions to a significant degree, depending upon retirement date and years of service. The Company provides funding for individual trusts for covered officers and certain other employees with vested accrued benefits under nonqualified supplemental retirement plans. During 1996, $252,062, less applicable tax withholding, was deposited in an individual trust for Mr. Morrison with respect to benefits previously accrued under Kraft Foods supplemental pension plans. This amount offsets benefits previously accrued and does not increase total promised benefits.

Reference is made to the material appearing under the caption "Pension Plan Table--Philip Morris Retirement Plan" for additional information with respect to Messrs. Bible and Kilts.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

The Company has entered into change of control employment agreements with each of its officer-directors and each of its other executive officers, including those named in the Summary Compensation Table. The agreements provide that, if the executive is terminated other than for cause within three years after a change of control of the Company or if the executive terminates his or her employment for good reason within such three-year period or voluntarily during the thirty-day period following the first anniversary of the change of control, the executive is entitled to receive a lump-sum severance payment equal to two and one-half times the sum of his base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits. An additional payment is required to compensate the executive for excise taxes imposed upon payments under the agreement.

Prior to the acquisition of Kraft, Inc. ("Kraft"), by the Company, Mr. Kilts and Mr. Morrison, as well as certain other executives of Kraft, had entered into employment agreements with Kraft that, among other things, provided for a lump-sum cash payment upon termination of employment other than for cause. Following the acquisition of Kraft, these employment agreements were replaced with new agreements between the Company and the executives. Many of these new agreements, including Mr. Kilts', established a deferred incentive payment account to which was credited a specific number of units with values equal to shares of Common Stock. This account is credited with any increase in the market value of the number of units credited to the account together with the market value of shares of Common Stock resulting from the reinvestment of dividends. In the event of termination of employment, Mr. Kilts and Mr. Morrison will be entitled to the continuation of medical, dental and life insurance benefits. Mr. Kilts will also be entitled to the deferred incentive payment. In the event of involuntary termination of employment without cause, they will be entitled to a lump-sum cash payment equal to their then current base salary and most recent applicable annual incentive compensation or a payment pursuant to any applicable severance plan or policy, whichever is greater. If receipt of the deferred incentive payment subjects Mr. Kilts to any federal excise tax, the Company has agreed to make additional payments to place him in the position that would have existed had no such excise tax been payable. Mr. Kilts' account was originally credited with the equivalent of 43,784 shares of Common Stock. At December 31, 1996, this account had been credited with the equivalent of a total of 59,678 shares and had a value of $6,743,614.

Mr. Bring has entered into an employment agreement with the Company that provides, among other things, for a minimum base salary and participation in benefit plans, including an enhanced retirement benefit.

                        OWNERSHIP OF EQUITY SECURITIES

  The following table sets forth information regarding beneficial ownership of Common Stock as of February 3, 1997, by each director, each executive officer named in the Summary Compensation Table and by the directors and executive officers of the Company as a group. The beneficial ownership of each director and executive officer and of the group is less than 1% of the outstanding shares.

                                                SOLE VOTING
                                               AND INVESTMENT
   NAME                                           POWER(1)    OTHER(2)   TOTAL
   ----                                        -------------- -------- ---------
   Elizabeth E. Bailey........................       5,096                 5,096
   Geoffrey C. Bible..........................     950,875    158,926  1,109,801
   Murray H. Bring............................     168,216     73,720    241,936
   Harold Brown...............................       1,200      3,401      4,601
   William H. Donaldson.......................      11,801                11,801
   Jane Evans.................................       4,291                 4,291
   Robert E. R. Huntley.......................       8,501      1,200      9,701
   James M. Kilts.............................     235,836     50,184    286,020
   Robert S. Morrison.........................     194,544     42,448    236,992
   Rupert Murdoch.............................      27,701                27,701
   John D. Nichols............................       4,166        800      4,966
   Richard D. Parsons.........................       3,922                 3,922
   Roger S. Penske............................       3,101                 3,101
   John S. Reed...............................      15,015                15,015
   William H. Webb............................     121,849     45,476    167,325
   Stephen M. Wolf............................       2,066                 2,066
   Group......................................   2,827,569    619,120  3,446,689

--------
(1) Includes maximum number of shares subject to purchase before April 3, 1997, upon the exercise of stock options, as follows: G. C. Bible, 950,720; M.
H. Bring, 165,640; J. M. Kilts, 230,480; R. S. Morrison, 181,080; W. H. Webb,
113,760; and group, 2,474,730.
(2) Includes shares owned by spouses, minor children and other relatives sharing the home of the director or executive officer. Beneficial ownership of these shares is disclaimed. Also includes shares held jointly with spouses, shares of restricted stock held by executive officers and shares held in certain fiduciary capacities (including such holdings by a spouse).

  The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock.

                                                                    PERCENT OF
                                                     NUMBER OF     COMMON STOCK
                                                       SHARES     OUTSTANDING ON
                   NAME AND ADDRESS OF              BENEFICIALLY   FEBRUARY 26,
                    BENEFICIAL OWNER                   OWNED           1997
                   -------------------              ------------  --------------
      FMR Corp..................................... 64,243,701(1)      7.93%
      82 Devonshire Street
      Boston, MA 02109

--------
(1) According to Schedule 13G, dated February 14, 1997, filed with the Securities and Exchange Commission jointly by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company ("Fidelity"), Mr. Johnson is chairman and Ms. Johnson is a director of FMR Corp. and may be deemed to be members of a controlling group with respect to FMR Corp. The
Schedule 13G indicates that at December 31, 1996, (i) Fidelity, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 59,565,891 shares of Common Stock in its capacity as investment adviser to various registered investment companies (the "Fidelity Funds") (the power to vote such shares resides solely with the boards of trustees of the Fidelity Funds, while the power to dispose of such shares resides with Mr. Johnson, FMR Corp., Fidelity and the Fidelity Funds); (ii) Fidelity Management Trust Company, a bank that is wholly-owned by FMR Corp., was the beneficial owner of 4,360,060 shares of Common Stock; (iii) Mr. Johnson was the beneficial owner, either directly or through trusts, of 34,250 shares of Common Stock; and (iv) Fidelity International Limited, an investment adviser of which Mr. Johnson is chairman but which is managed independently from FMR Corp., was the beneficial owner of 283,500 shares of Common Stock. FMR Corp. and Fidelity International Limited each disclaim beneficial ownership of Common Stock beneficially owned by the other.

                        1997 PERFORMANCE INCENTIVE PLAN

INTRODUCTION

On February 26, 1997, the Board adopted the 1997 Performance Incentive Plan (the "1997 Plan"), subject to stockholder approval. A copy of the 1997 Plan is attached as Exhibit A.

The 1997 Plan is intended to replace the Company's 1992 Incentive Plan, which expires on April 30, 1997. No further awards will be granted under the 1992 Incentive Plan. Under the proposed 1997 Plan, the Company may grant to key employees stock options, stock appreciation rights, restricted stock, and other stock-based awards, as well as cash-based annual and long-term incentive awards. Your Board believes that the 1997 Plan will form an important part of the Company's overall compensation program. The 1997 Plan will support the Company's ongoing efforts to develop and retain world-class leaders and will give the Company the ability to provide those employees with incentives that are directly linked to the profitability of the Company's businesses and increases in stockholder value.

SUMMARY OF 1997 PLAN

The following general description of certain features of the 1997 Plan is qualified in its entirety by reference to Exhibit A.

ELIGIBILITY. Officers and other key salaried employees of the Company, its subsidiaries and its affiliates who are responsible for or contribute to the management, growth and profitability of the Company will be eligible to receive awards under the 1997 Plan. No determination has been made as to which of the Company's eligible employees (currently, approximately 8,000) will receive grants under the 1997 Plan, and therefore, the benefits to be allocated to any individual or to various groups of employees are not presently determinable.

ADMINISTRATION. It is currently anticipated that the 1997 Plan will be administered by the Compensation Committee or a subcommittee thereof. This Committee will select the individuals to whom awards will be granted and will set the terms of such awards. The Committee may delegate its authority under the 1997 Plan to officers of the Company, subject to Board-approved guidelines, with respect to employees who are not "executive officers" of the Company.

SHARES RESERVED FOR DISTRIBUTION. Up to 120 million shares of Common Stock (after giving effect to the three-for-one stock split approved by the Board on February 26, 1997) may be issued under the 1997 Plan, representing less than 5% of the Company's shares outstanding after giving effect to the split. No more than 30% of the shares issuable under the 1997 Plan may be awarded as restricted stock or pursuant to certain "other stock-based awards" (as defined below). The shares of Common Stock subject to any award that terminates, expires or is cashed out without payment being made in the form of Common Stock will again be available for distribution under the 1997 Plan, as will shares that are used by an employee to pay withholding taxes or as payment for the exercise price of an award.

CASH-BASED ANNUAL AND LONG-TERM INCENTIVE AWARDS. Cash-based annual and long-term incentive awards may be granted under the 1997 Plan. Such awards will be earned only if corporate, business unit or individual performance objectives over performance cycles established by or under the direction of the Committee are met. The performance objectives may vary from participant to participant, group to group and period to period. The performance objectives for awards that are intended to constitute "qualified performance-based compensation" (see discussion below under the heading Federal Income Tax Consequences) will be based upon one or more of the following: earnings per share, total shareholder return, operating income, net income, cash flow, return on equity, return on capital and Economic Value Added(TM) (i.e., net after-tax operating profit less the cost of capital).

STOCK OPTIONS. The 1997 Plan will permit the granting of incentive stock options ("ISOs"), which qualify for special tax treatment, and nonqualified stock options. The exercise price for options will not be less than the fair market value of Common Stock on the date of grant. The 1997 Plan permits the Committee to elect to cancel an option upon exercise by the holder and pay the holder, in cash or Common Stock, the difference between the fair market value of the shares covered by the option and the exercise price.

STOCK APPRECIATION RIGHTS ("SARS"). SARs may also be granted either singly or in combination with underlying stock options. SARs entitle the holder upon exercise to receive an amount in any combination of cash or Common Stock (as determined by the Committee) equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of the Common Stock on the date of grant.

RESTRICTED STOCK. Shares of restricted Common Stock may also be awarded. The restricted stock would vest and become transferable upon the satisfaction of conditions set forth in the applicable award agreement. The minimum vesting period would be one year. Restricted stock awards may be subject to forfeiture if, for example, the recipient's employment terminates before the award vests. Except as specified at the time of grant, holders of restricted stock will have voting rights and the right to receive dividends on their restricted shares.

OTHER STOCK-BASED AWARDS. The 1997 Plan also provides for awards that are denominated in, valued by reference to, or otherwise based on or related to, Common Stock. These awards may include, without limitation, performance shares and restricted stock units that entitle the recipient to receive, upon satisfaction of performance goals or other conditions, a specified number of shares of Common Stock or the cash equivalent thereof.

CHANGE IN CONTROL PROVISIONS. The 1997 Plan provides that in the event of a "Change in Control" (as defined in the plan), all stock options and SARs will become immediately exercisable, the restrictions applicable to outstanding restricted stock and other stock-based awards will lapse, and, unless otherwise determined by the Committee, the value of outstanding stock options, SARs, restricted stock and other stock-based awards will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period. In addition, outstanding incentive awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle.

FEDERAL INCOME TAX CONSEQUENCES

Nonqualified Stock Options. Nonqualified stock options granted under the 1997 Plan are not taxable to an employee at grant but result in taxation at exercise, at which time the employee will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the employee recognizes this income.

Incentive Stock Options. An employee will generally not recognize income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date the option was granted until three months before the date of exercise; however, the amount by which the fair market value of the stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the stock received on exercise of the option for one year after exercise (and for two years from the date of grant of the option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

In contrast, if an employee exercises an ISO but does not satisfy the holding period requirements with respect to the stock acquired on exercise, the employee generally will recognize ordinary income in the year of the disposition equal to the excess, if any, of the fair market value of the stock on the date of exercise over the option price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the stock on the date of disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on disposition and the option price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the premature disposition.

Stock Appreciation Rights. There are no immediate tax consequences to an employee when an SAR is granted. When an employee exercises the right to the appreciation in fair market value of stock represented by an SAR, payments made, whether in cash or stock, are includible in the employee's gross income. The Company will be entitled to deduct the same amount as a business expense at the time. When payments are made in stock, the includible amount and corresponding deduction equal the fair market value of the stock on the date of exercise.

Restricted Stock. The federal income tax consequences of restricted stock awards depend on the restrictions imposed on the stock. Generally, the fair market value of the stock received will be includible in the employee's gross income at receipt unless the property is subject to a substantial risk of forfeiture (and is either nontransferable or after transfer remains subject to such risk of forfeiture). In this case, taxation will be deferred until the first taxable year the stock is no longer subject to substantial risk of forfeiture. The employee may, however, make a tax election to include the value of the stock in gross income in the year of receipt despite such restrictions. Generally, the Company will be entitled to deduct the fair market value of the stock transferred to the employee as a business expense in the year the employee includes the compensation in income.

Other Stock-Based Awards/Incentive Awards. Any cash payments or the fair market value of any Common Stock or other property an employee receives in connection with other stock-based awards, incentive awards, or as unrestricted payments equivalent to dividends on unfunded awards or on restricted stock are includible in income in the year received or made available to the employee without substantial limitations or restrictions. Generally, the Company will be entitled to deduct the amount the employee includes in income as a business expense in the year of payment.

Section 162(m) of the IRC places a $1 million annual limit on the deductible compensation of certain executives of publicly traded corporations. The limit, however, does not apply to "qualified performance-based compensation." The Company believes that awards of options, SARs and certain other "performance-based compensation" awards under the 1997 Plan will qualify for the performance-based compensation exception to the deductibility limit, assuming that the 1997 Plan is approved by stockholders.

State tax consequences may in some cases differ from those described above. Awards under the 1997 Plan will in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

OTHER INFORMATION

If approved by stockholders, the 1997 Plan will be effective on May 1, 1997, and will expire on April 30, 2002, unless terminated earlier, or extended, by your Board. Any awards granted before the 1997 Plan expires or is terminated may extend beyond the expiration or termination date. The Board may amend the 1997 Plan at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, or if such amendment would: (i) decrease the minimum exercise or grant price for stock options, SARs and similar awards; or (ii) increase the number of shares that may be issued under the plan.

The 1997 Plan provides that awards are not transferable except in the event of the participant's death or unless otherwise required by law. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Committee. The Committee may require or permit deferral of the payment of awards and may provide for the payment of interest or other earnings on deferred amounts or the payment of dividend equivalents where the deferred amounts are denominated in stock equivalents. Awards under the 1997 Plan may earn dividends or dividend equivalents, as determined by the Committee.

Under the 1997 Plan, no employee may receive awards that cover in the aggregate more than 10% of the shares reserved for distribution. The value of an employee's annual incentive award may not exceed $5 million; individual long-term incentive awards are limited to $3 million times the number of years in the applicable performance cycle.

It is presently intended that the 1997 Plan constitute an "unfunded" plan for incentive compensation. The plan authorizes the creation of trusts and other arrangements to facilitate or ensure payment of the Company's obligations.

On February 26, 1997, the closing price of the Common Stock as reported in The Wall Street Journal for New York Stock Exchange Composite Transactions was $133.50.

REQUIRED VOTE. If a quorum exists at the Annual Meeting of Stockholders, the 1997 Plan will be approved if the votes cast in favor of the plan exceed the votes cast against.

THE BOARD RECOMMENDS A VOTE FOR.

                             SELECTION OF AUDITORS

Upon the recommendation of the Audit Committee and subject to stockholder approval, the Board has retained Coopers & Lybrand L.L.P. as the Company's auditors for the fiscal year ending December 31, 1997. Coopers & Lybrand L.L.P. has been the independent accountants of the Company since 1933. A representative of Coopers & Lybrand L.L.P. will be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to answer questions.

THE BOARD RECOMMENDS A VOTE FOR.

                             STOCKHOLDER PROPOSALS

Various stockholders have submitted the three proposals set forth below. The proposals have been duly considered by the Board, which has concluded that their adoption would not be in the Company's best interests. For the reasons set forth after each proposal, the Board recommends a vote AGAINST each proposal.

       PROPOSAL 1--PROTECTING YOUTH FROM SMOKING IN DEVELOPING COUNTRIES

The Sisters of Charity of New York, Mount St. Vincent-on-Hudson, 6301 Riverdale Avenue, Bronx, New York 10471-9930, claiming beneficial ownership of 100 shares of Common Stock, together with seven co-proponents, have submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to the Secretary of the Company.

"WHEREAS our Company has launched a campaign to prevent youth from smoking in the United States called "Action Against Access." It calls for the company not to offer free samples of cigarettes or send cigarettes through the mail, place warnings of packages indicating that sales to minors is prohibited, support laws prohibiting tobacco sales to minors, and train retailers not to sell to minors. We see this as an important step;

  -- Due, in great part to our company's major marketing thrust, Philip Morris' sale of cigarettes have soared in international markets, particularly in the developing countries of Asia and Eastern Europe;

  -- A recent study among school children (average age 10) in Hong Kong found that 95% of the children recognize the brand name Marlboro;

  -- At the same time, a 1992, Bush Administration, U.S. Government Accounting Office report on "International Trade: Advertising and Promoting U.S. Cigarettes in Selected Asian Countries," indicated extensive violation of host country codes by U.S. cigarette companies;

  -- A New York Times article (05/15/94) noted that: "Most governments in Asia have launched anti-smoking campaigns, but their efforts tend to be overwhelmed by the Madison Avenue glitz unleashed by the cigarette giants. Several Asian nations have banned cigarette advertising on television and radio in recent years, but the tobacco companies often find ways around the bans through indirect promotions that skirt the law--sports events, glossy advertisements for clothing brands or travel agencies that bear that name and logo of a cigarette brand;"

  -- Our company has used movie stars popular with U.S. teens, such as Roger Moore and Tom Beringer, to advertise its cigarettes in Asia;

  -- Our company was sued in the Philippines in 1987 by alleging that our company advertised and marketed cigarettes to Filipino children using methods that are prohibited in the United States. Successful litigation in the Philippines or other developing countries could adversely effect the value of our stock;

  -- Lawsuits in the United States have alleged that, decades ago, our company conducted advertising and marketing practices that enticed children to smoke. If these lawsuits are successful the value of our stock could be effected and used by people in other nations where similar actions may be demonstrated;

  -- The World Health Organization (WHO) estimates that by the time young smokers from developing countries reach their middle age years (2025), 7 million deaths from smoking will occur each year in those countries. These figures represent epidemic proportions;

RESOLVED that shareholders request management to implement the same programs that the Company has voluntarily proposed and adopted in the United States to prevent youth from smoking and buying our cigarettes in developing countries.

                             Supporting Statement

Much of the recent growth in cigarette sales has taken place in developing countries. We think this proposal takes a fair and reasonable approach. To protect children from developing countries from smoking and protect our company in future litigation, we urge shareholders to vote for this proposal."

THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Company has a long-standing policy against the sale of cigarettes to minors and in favor of responsible marketing. Consistent with this policy, which is applicable worldwide, the Company is committed to leading and supporting initiatives to address the problem of youth smoking. Action Against Access, which Philip Morris USA launched on June 27, 1995, is one example of your Company's interest in preventing youth access to tobacco products.

Outside of the United States, Philip Morris International complies with all applicable laws and regulations and has also for many years adhered to a strict set of standards that governs its marketing activities. In developing countries, Philip Morris International has supported such efforts as retail education programs and the posting of minimum-age notices at retail; the creation of retailer-endorsed campaigns where there is no legal minimum age; and educational programs to dissuade minors from smoking.

While sharing the proponents' desire to prevent youth smoking, we disagree with the approach set out in their proposal. Philip Morris International's products are sold in over 180 countries, each with its own laws, market conditions, culture and other individual characteristics. The proposal, however, asks your management to take a program developed specifically for the United States and apply it wherever the Company does business. In essence, the proponents seek to commit the Company to a single, U.S.-oriented approach that would likely deprive your management of the flexibility and discretion needed to operate a global business efficiently and responsibly. By contrast, your management thinks it makes more sense for the Company to continue to take action against youth access in a manner that recognizes the diversity of markets in which the Company operates.

THEREFORE, YOUR BOARD URGES STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL.

     PROPOSAL 2--MODIFY CIGARETTES TO ELIMINATE BENZO(A)PYRENE FROM SMOKE

The Province of St. Joseph of the Capuchin Order, 1015 North Ninth Street, Milwaukee, Wisconsin 53233, claiming beneficial ownership of 100 shares of Common Stock, together with two co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to the Secretary of the Company.

"WHEREAS, for years scientists have demonstrated that cigarette smoking is linked to various forms of cancer, especially lung cancer.

  -- On October 18, 1996 Science magazine reported that a team of researchers from the prestigious M.D. Anderson Cancer Center at the University of Texas in Houston and the Beckman Research Institute of the City of Hope in Duarte, California found a molecular mechanism that precisely indicates how benzo(a)pyrene (BaP), a known carcinogen in cigarette smoke, can cause lung cancer.

  -- According to Dr. John Minna, a researcher at the University of Texas Southwestern Medical Center, the finding reported in Science "absolutely pinpoints that mutations in lung cancer are caused by a carcinogen in cigarette smoke."

  -- Reporting on the Science study, an article in The New York Times declared (10/18/96): The findings reported today establish the long-missing link, in the opinion of experts in the field of cancer genetics, and may also play a role in pending litigation about smoking illnesses and passive smoking."

  -- That Wall Street recognized the significance of this study was evidenced in the fact that, on the day the article appeared, Philip Morris stock declined over $5.00.

  -- Less than a week after the Science article appeared, it was reported that a Philip Morris executive once had urged our Company to remove ingredients resulting in BaP from cigarette smoke. In 1958, a memo reportedly written by a Company researcher urged that ingredients creating BaP in smoked Marlboros and Parliaments "must be removed" or "sharply reduced." His rationale was that "we must do this not because we think it is harmful but simply because those who are in a better position to know than ourselves suspect it may be harmful."

  -- With the Science article "those who are in a better position to know than" executives of our Company have now demonstrated conclusively that BaP causes cancer;

RESOLVED that shareholders request the Board of Directors to take immediate steps to modify all our tobacco products throughout the world so that smoke from their use no longer creates benzo(a)pyrene unless company scientists can prove conclusively that benzo(a)pyrene does not cause cancer in human beings.

                             Supporting Statement

Upon the publication of the news noting the causal connection between benzo(a)pyrene (BaP) and lung cancer, our Company uncharacteristically termed the study "extremely interesting" and in need of "careful review." As shareholders we believe the warning about BaP's cancer-connection made 39 years ago by a research scientist of our own Company (who went on to become our Company's vice president of research) further demonstrates the need for immediate action. We believe this proposal is justified not only from fear of more litigation but because eliminating BaP from the smoke of our cigarettes is simply the right thing to do.

If you agree our Company should not knowingly create any product which demonstrably undermines the health of and/or kills customers who use it please vote "yes" for this proposal."

THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

A member of the class of compounds called polycyclic aromatic hydrocarbons, benzo[a]pyrene ("BAP") is a natural by-product of the combustion of organic matter. As such it is commonly found in the environment, including in certain foods. For example, charcoal-broiled or thoroughly roasted foods have measurable levels of BAP.

Like many plants, tobacco can acquire small amounts of BAP from the air as a consequence of air pollution. Tobacco smoke, by definition, results from the combustion of organic matter. Thus, BAP has for many years been identified as a constituent of tobacco smoke.

An article that appeared in an October 1996 issue of Science discussed the possible relationship between a metabolite of BAP and the development of cancer. The study reported in Science is neither conclusive as to a possible mechanism of cancer development nor proof of a "missing link," but it is extremely interesting and merits careful review.

To date, the Company has not identified a commercially and technologically feasible method to eliminate BAP from tobacco smoke. We will, however, continue to follow the literature and scientific developments related to BAP and/or its metabolites and look for opportunities to eliminate BAP from tobacco smoke.

Management believes that the proposal is unreasonable since it would require the Company to do something that is not currently feasible.

THEREFORE, YOUR BOARD URGES STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL.

               PROPOSAL 3--MEMBERSHIP OF COMPENSATION COMMITTEE

The International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, claiming beneficial ownership of 40 shares of Common Stock, has submitted the proposal set forth below.

"Proposal:

Shareholders urge that the board of directors adopt a policy that no board member shall serve on the compensation committee if his or her place of employment has done more than $500,000 worth of business with Philip Morris in the previous fiscal year.

Supporting statement:

This is a challenging time for Philip Morris and other tobacco and food companies. Over a quarter of all states have sued tobacco companies; the Clinton administration has suggested it may pursue having the FDA administer tobacco; and cigarette executives are routinely vilified in the press. It is crucial during these times that executives and board members, and their motives, remain free of any potential conflict, or even the appearance of such conflict. Shareholders must be assured that board members exclusively serve those who elected them, not the executives they are charges with overseeing.

According to the most recent Philip Morris Proxy, dated March 11, 1996:
"During 1995, Mr. Huntley (who is a member of the Compensation Committee) was counsel to Hunton & Williams, which firm acts as counsel to the Company. In 1995, the Company paid Hunton & Williams fees of approximately $9,300,000. Mr. Huntley retired as counsel to Hunton & Williams in December, 1995."

Does this sum influence his decisions in any way as he serves on the compensation committee, in effect setting the salaries of the individuals who may have sent his firm business? Although it may not constitute a significant portion of Philip Morris' legal fees--a fact that in and of itself is quite alarming--nine million dollars is a substantial sum of money.

According to Murray Weidenbaum, writing in the March-April issue of Society,

  Corporate directors often are criticized for conflicts of interest and for showing greater concern for the welfare of other companies. Many outside directors of corporations do business with the companies on whose board they serve. The literature contains a number of cases of apparent wrongdoing on the part of outside directors who were also officers of companies that supplied services to the corporation or who benefited unfairly from company operations.

In this time when tobacco companies are often accused of misusing their influence to censor the media or sway Congress, Philip Morris can ill afford an accusation that the very board members who set executive compensation levels are beholden to the company.

For the above reasons we urge you to vote FOR this proposal."

THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

Your Board agrees that decisions concerning the compensation of executive officers should be made by a committee of independent directors. Your Board believes that each of the members of its Compensation Committee is, in fact, independent, and a valuable member of the Committee. Your Board further believes that the arbitrary standard suggested by the proposal is unworkable when applied to a large multinational business such as the Company's and would in fact deprive the Committee of expert independent judgment.

Each member of the Compensation Committee meets the definition of independence adopted by the New York Stock Exchange (NYSE), which excludes any director who has "any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment."

The principal difference between the arbitrary requirement being proposed and the NYSE standard followed by your Board is that the NYSE standard would not disqualify a director from independent status due to customary commercial transactions undertaken at arm's-length in the ordinary course of business, if those transactions are not material to the director's company and thus would not interfere with his or her ability to exercise independent judgment. Under the Company's current practice, no director can serve on the Compensation Committee if his or her employer derives more than 5% of its annual revenues from your Company.

The arbitrary requirement being proposed will not work for a large global company like Philip Morris. Philip Morris is the world's largest consumer packaged goods company, with annual revenues in excess of $68 billion and with operations in over 180 countries. Because of its size and scope, Philip Morris annually has arm's-length business dealings in excess of $500,000 in the ordinary course of its business with many companies in the United States and abroad, including the majority of Fortune 100 companies. $500,000 worth of business, to put the matter in perspective, is less than one one-thousandth of 1% of the revenues of a company the size of Philip Morris. Clearly, an arbitrary threshold set that low would exclude individuals whose independent judgment is unquestioned.

If the Company were to adopt the proposal, it could be precluded from appointing to the Compensation Committee executive officers from other major companies that do business with your Company in the ordinary course in amounts that are not material to either company. It is these executives who are often the most knowledgeable about the compensation requirements of a large international company such as Philip Morris, and, as a result, are in the best position to evaluate compensation programs independently and make prudent, informed decisions that are in the best interests of the Company and its stockholders.

Your Board takes strong exception to the proposal's description of Mr. Huntley. Mr. Huntley retired as counsel to Hunton & Williams in December 1995, as noted in the proponent's statement, and no longer receives compensation from that firm. Mr. Huntley never participated in the profits of Hunton & Williams when he served as counsel to that firm, and his compensation as counsel was not based on or affected by the amount of fees that Hunton & Williams earned from its work for the Company. The Board also feels strongly that in his years of service on the Board, Mr. Huntley has demonstrated his independence from management and has always acted in the best interest of Philip Morris stockholders.

THEREFORE, YOUR BOARD URGES STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL.

                                 OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote, except that it has been advised that stockholder proposals not included in this proxy statement may be presented. If other matters properly come before the meeting, including proposals omitted from this proxy statement and accompanying proxy pursuant to the rules of the Securities and Exchange Commission, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 77 Water Street, New York, NY 10005, at an anticipated cost of $21,000, plus reimbursement of out-of-pocket expenses.

                              1998 ANNUAL MEETING

Stockholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors may submit names and biographical data to the Secretary of the Company.

The Company's By-Laws prescribe the procedures a stockholder must follow to nominate directors or to bring other business before stockholder meetings. For a stockholder to nominate a candidate for director at the 1998 Annual Meeting, presently anticipated to be held April 30, 1998, notice of the nomination must be received by the Company between October 11 and November 10, 1997. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. For a stockholder to bring other matters before the 1998 Annual Meeting, notice must be received by the Company within the time limits described above. The notice must include a description of the proposed business, the reasons therefor and other specified matters. For a matter to be included in the Company's proxy statement and proxy for the 1998 Annual Meeting, notice must be received by the Company on or before November 10, 1997. In each case, the notice must be given to the Secretary of the Company, whose address is 120 Park Avenue, New York, NY 10017. Any stockholder desiring a copy of the Company's By-Laws will be furnished one without charge upon written request to the Secretary.

                                          G. Penn Holsenbeck
                                          Vice President and Secretary

March 10, 1997

                                                                      EXHIBIT A

                        1997 PERFORMANCE INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS.

The purpose of the Plan is to support the Company's ongoing efforts to develop and retain world-class leaders and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in stockholder value.

For purposes of the Plan, the following terms are defined as set forth below:

  a."Annual Incentive Award" means an Incentive Award made pursuant to
  Section 5(a)(v) with a Performance Cycle of one year or less.

  b."Awards" mean grants under this Plan of Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Stock or Other Stock-Based Awards.

  c."Board" means the Board of Directors of the Company.

  d."Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

  e."Commission" means the Securities and Exchange Commission or any successor agency.

  f."Committee" means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

  g."Common Stock" or "Stock" means the Common Stock of the Company.

  h."Company" means Philip Morris Companies Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

  i."Economic Value Added(TM)" means net after-tax operating profit less the cost of capital.

  j."Exercise Period" means the 60-day period from and after a Change in Control.

  k."Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

  l."Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange--Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith.

  m."Incentive Award" means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

  n."Incentive Stock Option" means any Stock Option that complies with
  Section 422 of the Code.

  o."Long-Term Incentive Award" means an Incentive Award made pursuant to
  Section 5(a)(v) with a Performance Cycle of more than one year.

  p."Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

  q."Other Stock-Based Award" means an Award made pursuant to Section
  5(a)(iv).

  r."Performance Cycle" means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

  s."Performance Goals" mean the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute "performance-based" compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following criteria: earnings per share, total shareholder return, operating income, net income, cash flow, return on equity, return on capital and Economic Value Added(TM).

  t."Plan" means this 1997 Performance Incentive Plan, as amended from time to time.

  u."Restricted Period" means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

  v."Restricted Stock" means an Award of shares of Common Stock pursuant to
  Section 5(a)(iii).

  w."Spread Value" means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award's exercise or grant price, if any.

  x."Stock Appreciation Right" or "SAR" means a right granted pursuant to
  Section 5(a)(ii).

  y."Stock Option" means an option granted pursuant to Section 5(a)(i).

In addition, the terms "Business Combination," "Change in Control," "Change in Control Price," "Incumbent Board," "Outstanding Company Stock," "Outstanding Company Voting Securities" and "Person" have the meanings set forth in Section 6.

SECTION 2. ADMINISTRATION.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

Subject to the terms of the Plan, the Committee shall have the authority to determine those employees eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards.

The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee and approved by the Board, with respect to participants who are not subject to Section 16 of the Exchange Act.

Any determination made by the Committee or pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. ELIGIBILITY.

Key salaried employees of the Company, its subsidiaries and affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries or its affiliates are eligible to be granted Awards under the Plan.

SECTION 4. COMMON STOCK SUBJECT TO PLAN.

The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 120,000,000 shares (after giving effect to the three-for-one stock split approved by the Board on February 26,
1997), all of which may be issued pursuant to the exercise of Stock Options awarded under the Plan. If any Award is exercised, cashed out or terminates or expires without a payment being made to the participant in the form of Common Stock, the shares subject to such Award, if any, shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award shall be available for distribution in connection with Awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, split-up or other change in corporate structure affecting the Common Stock after adoption of the Plan by the Board, the Board is authorized to make substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and price of shares subject to outstanding Awards and in the Award limits set forth in Section 5; provided, however, that any such substitutions or adjustments shall be, to the extent deemed appropriate by the Board, consistent with the treatment of shares of Common Stock not subject to the Plan, and that the number of shares subject to any Award shall always be a whole number.

SECTION 5. AWARDS.

(a) General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

  (i) STOCK OPTIONS. A Stock Option represents the right to purchase a share of Stock at a predetermined grant price. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement. The term of each Stock Option shall be set forth in the Award agreement, but no Incentive Stock Option shall be exercisable more than ten years after the grant date. The grant price per share of Common Stock purchasable under a Stock Option shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the optionee valued at the Fair Market Value on the date the Stock Option is exercised; provided, however, that such Common Stock shall not have been acquired within the preceding six months upon the exercise of a Stock Option or stock unit or similar Award granted under the Plan or any other plan maintained at any time by the Company or any subsidiary.

  (ii) STOCK APPRECIATION RIGHTS. An SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Committee), equal to the Spread Value on the date the SAR is exercised. The grant price of an SAR shall be set forth in the applicable Award agreement and shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the terms of the applicable Award agreement, an SAR shall be exercisable, in whole or in part, by giving written notice of exercise to the Company.

  (iii) RESTRICTED STOCK. Shares of Restricted Stock are shares of Common Stock that are awarded to a participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. The

  Restricted Period shall be no less than one year. Except as provided in this subsection (iii) and in the applicable Award agreement, a participant shall have all the rights of a holder of Common Stock, including the rights to receive dividends and to vote during the Restricted Period. Dividends with respect to Restricted Stock that are payable in Common Stock shall be paid in the form of Restricted Stock.

  (iv) OTHER STOCK-BASED AWARDS. Other Stock-Based Awards are Awards, other than Stock Options, SARs or Restricted Stock, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (iv) shall be on such terms and conditions and by such methods as shall be specified by the Committee. Where the value of an Other Stock-Based Award is based on the Spread Value, the grant price for such an Award will not be less than 100% of the Fair Market Value on the date of grant.

  (v) INCENTIVE AWARDS. Incentive Awards are performance-based Awards that are expressed in U.S. currency. Incentive Awards shall either be Annual Incentive Awards or Long-Term Incentive Awards.

(b) Maximum Awards. The total number of shares of Restricted Stock and other shares of Common Stock subject to or underlying Stock Options, SARs and Other Stock-Based Awards awarded to any participant during the term of this Plan shall not exceed 10% of the shares of Common Stock reserved for distribution pursuant to the Plan. An Annual Incentive Award paid to a participant with respect to any Performance Cycle shall not exceed $5,000,000. A Long-Term Incentive Award paid to a participant with respect to any Performance Cycle shall not exceed $3,000,000 times the number of years in the Performance Cycle. An amount not in excess of 30% of the shares of Common Stock reserved for distribution pursuant to the Plan may be issued pursuant to Restricted Stock Awards and Other Stock-Based Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation.

(c) Performance-Based Awards. Any Awards granted pursuant to the Plan may be in the form of performance-based Awards through the application of Performance Goals and Performance Cycles.

SECTION. 6. CHANGE IN CONTROL PROVISIONS.

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

  (i) All Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

  (ii) The restrictions and other conditions applicable to any Restricted Stock or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

  (iii) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the Change in "Control Price," as defined in Section 6(c), as of the date such Change in Control occurs or such other date as the Committee may determine prior to the Change in Control.

  (iv) Any Incentive Awards relating to Performance Cycles prior to the Performance Cycle in which the Change in Control occurs that have been earned but not paid shall become immediately payable in cash. In addition, each participant who has been awarded an Incentive Award shall be deemed to have earned a pro rata Incentive Award equal to the product of (y) such participant's maximum award opportunity for such Performance Cycle, and (z) a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of such

  Performance Cycle to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Performance Cycle.

(b) Definition of Change in Control. A "Change in Control" means the happening of any of the following events:

  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company,
  (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6(b); or

  (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

  (iii) Approval by the stockholders of the Company of a reorganization, merger, share exchange or consolidation (a "Business Combination"), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

  (iv) Approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, (1) more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

(c) Change in Control Price. "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange-Composite Transactions or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding 60-day period as determined by the Committee, except that, in the case of Incentive Stock Options, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

(d) Notwithstanding any other provision of this Plan, upon a Change in Control, unless the Committee shall determine otherwise at grant, an Award recipient shall have the right, by giving notice to the Company within the Exercise Period, to elect to surrender all or part of the Stock Option, SAR or Other Stock-Based Award to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the "Change in Control Price" on the date of such notice shall exceed the exercise or grant price under such Award, multiplied by the number of shares of Stock as to which the right granted under this Section 6 shall have been exercised.

(e) Notwithstanding the foregoing, if any right granted pursuant to this
Section 6 would make a Change in Control transaction ineligible for pooling of interests accounting under generally accepted accounting principles that but for this Section 6 would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this Section 6 with Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

SECTION 7. PLAN AMENDMENT AND TERMINATION.

The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law, or if such amendment would: (i) decrease the grant or exercise price of any Stock Option, SAR or Other Stock-Based Award to less than the Fair Market Value on the date of grant; or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan.

Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

SECTION 8. PAYMENTS AND PAYMENT DEFERRALS.

Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

SECTION 9. DIVIDENDS AND DIVIDEND EQUIVALENTS.

The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

SECTION 10. TRANSFERABILITY.

Unless otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.

SECTION 11. AWARD AGREEMENTS.

Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient's employment terminates. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient's consent.

SECTION 12. UNFUNDED STATUS OF PLAN.

It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 13. GENERAL PROVISIONS.

(a) The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in this Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its employees.

(c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

(d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e) On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the Spread Value of such shares on the date such notice of exercise is received.

(f) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

(g) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(h) If approved by stockholders, the Plan shall be effective on May 1, 1997. Except as otherwise provided by the Board, no Awards shall be granted after April 30, 2002, but any Awards granted theretofore may extend beyond that date.

                    [LOGO OF PHILIP MORRIS COMPANIES INC.]

                                 PHILIP MORRIS
                                COMPANIES INC.



 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS THURSDAY, APRIL 24, 1997 AND PROXY STATEMENT

                         PHILIP MORRIS COMPANIES INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         Annual Meeting April 24, 1997


                                     PROXY

Geoffrey C. Bible and Murray H. Bring, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the meeting, all shares of the undersigned in Philip Morris Companies Inc. (the "Company") at the annual meeting of stockholders to be held at the Philip Morris Manufacturing Center, Richmond, Virginia, April 24, 1997, at 9:00 a.m., and at all adjournments thereof.

         Election of Directors, Nominees:

         Elizabeth E. Bailey, Geoffrey C. Bible, Murray H. Bring, Harold Brown, William H. Donaldson, Jane Evans, Robert E.R. Huntley, Rupert Murdoch, John D. Nichols, Richard D. Parsons, Roger S. Penske, John S. Reed and Stephen M. Wolf.

This card also serves to instruct the administrator of the Company's dividend reinvestment and voluntary cash payment plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a stockholder or employee participating in any such plan.



SEE REVERSE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse. You need not mark any boxes.

                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

[X]   Please mark your
      votes as in this
      example

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE 1997 PERFORMANCE INCENTIVE PLAN, FOR THE SELECTION OF AUDITORS AND AGAINST EACH OF THE STOCKHOLDER PROPOSALS.

-------------------------------------------------------------------------------
                 The Board of Directors recommends a vote FOR:
-------------------------------------------------------------------------------
                    FOR   WITHHELD                        FOR  AGAINST ABSTAIN

 1. Election of     [_]     [_]      2. 1997 Performance   [_]    [_]    [_]
    Directors                           Incentive Plan
    (see reverse)

 For except vote withheld from the following nominee(s):

 -----------------------------------------------------

 3. Selection of Auditors        FOR   AGAINST  ABSTAIN

                                 [_]     [_]        [_]

 -----------------------------------------------------

                   --------------------------------------------------------
                      The Board of Directors recommends a vote AGAINST
                   --------------------------------------------------------
                                                    FOR   AGAINST  ABSTAIN

                     Stockholder Proposal No. 1     [_]     [_]      [_]

                     Stockholder Proposal No. 2     [_]     [_]      [_]

                     Stockholder Proposal No. 3     [_]     [_]      [_]
                   --------------------------------------------------------
                   The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

                   NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                   --------------------------------------------------------

                   --------------------------------------------------------
                   SIGNATURE(S)                                DATE